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                                                                    Exhibit 10.1

                           PATENT LICENSE AGREEMENT

     THIS PATENT LICENSE AGREEMENT (Patent License Agreement" or "Agreement"), dated ,as of February 1, 1995, between Headway Technologies, Inc., a California corporation (hereinafter called "HEADWAY"), and Seagate Technology, Inc., a Delaware corporation (hereinafter called "SEAGATE").

     Each of the parties has the right (as GRANTOR herein) to grant licenses to the other party (as GRANTEE herein) under certain patents and desires to acquire a non-exclusive license under such patents of the other party.

     Each of the parties expects to continue research and development which will produce further patents and each party may require a non-exclusive license under such patents of the other party.

     In consideration of the promises and mutual covenants herein contained, HEADWAY and SEAGATE agree as follows:

     NOW, THEREFORE, in consideration of the mutual agreements, covenants and promises set forth herein and for other good and valuable consideration, receipt of which is thereby acknowledged, HEADWAY and SEAGATE agree as follows:


1.   Definitions


               For purposes of this Patent License Agreement, the following terms and all other terms defined in this Patent License Agreement shall have the meanings so defined unless the context clearly indicates otherwise, a term defined in the singular shall include the plural and vice versa when the context so indicates.

     1.1. "Magnetic Head" shall mean any instrumentality or aggregate of instrumentalities primarily designed to magnetically read. write and erase information from magnetic recording discs.

     1.2. "Suspension Assembly" shall mean any instrumentality or aggregate of instrumentalities primarily designed to attach a Magnetic Head to a support or positioning device, which instrumentality may comprise a load beam section, means at one end of such section to attach it to a Magnetic Head (which may include electrical connections to the head and lead wires), and means at the other end to attach it to a support or positioning device.

     1.3. "Manufacturing Apparatus" shall mean any instrumentality or aggregate of instrumentalities primarily designed for use in the fabrication of Magnetic Heads or Suspension Assemblies.
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     1.4. "Licensed Patents" shall mean all patents, including utility models, design patents and registrations for type fonts (but not including any other design patents or registrations), issued or issuing on patent applications entitled to an effective filing date prior to the fifth anniversary of the date first above written, under which patents or the applications therefor GRANTOR or ;any of its Subsidiaries now has, or hereafter obtains, the right to grant licenses to GRANTEE of or within the scope granted herein without such grant or the exercise of rights thereunder resulting in the payment of royalties or other consideration by GRANTOR or its Subsidiaries to third parties (except lot payments between GRANTOR and Subsidiaries of GRANTOR. and payments to third parties for inventions made by said third parties while employed by GRANTOR or any of its Subsidiaries), as well as any continuations, continuations-in-part and divisions based on such patents. The term "Licensed Patents" shall also include said patent applications and any patent reissuing on any of the aforesaid patents. In the case of HEADWAY, the term "Licensed Patents" shall not include the "Excluded HEADWAY Patents/Patent Applications" which shall mean the HEADWAY patents and patent applications listed in Schedule 1.5. In the case of Seagate the term "Licensed Patents" shall not include the "Excluded Seagate Patent/Patent Applications" which shall mean the Seagate patent and patent applications listed in Schedule 1.4.

     1.5. "Licensed Product" shall mean a Magnetic Head or a Suspension Assembly, including, without limitation, any component or subassembly.

     1.6. "Subsidiary" shall mean a corporation, company or other entity:

               1.6.1. more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or

               1.6.2. which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

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     1.7. "Licensed Combination" shall mean and be limited solely to a combination resulting from incorporation of a Licensed Product with other components into a larger assembly wherein the larger assembly is covered by a claim in a Licensed Patent and the sale of the Licensed Product for use in that larger assembly would constitute contributory infringement of such claim as defined in 35 U.S.C. (S) 271(c) without regard to the clause reading "knowing the same to be especially made or especially adapted for use in an infringement of such patent," and, further, wherein such larger assembly, or any such other component, is not separately covered by any Other Claim in any patent of a licensing party.

     1.8. "Other Claim" shall mean any claim in other than a Licensed Patent of a party, or any claim which covers a larger assembly or any component of a larger assembly into which a Licensed Product is or may be incorporated or for which the sale of such Licensed Product for incorporation into such larger assembly would not constitute contributory infringement as defined in 35 U.S.C. (S) 271(c) without regard to the clause reading "knowing the same to be especially made or especially adapted for use in an infringement of such patent."

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2. Licenses And Immunities


     2.1. Subject to the provisions of Section 2.7, HEADWAY on behalf of itself and its Subsidiaries grants to SEAGATE a worldwide, fully paid-up, non- exclusive, non-transferable, irrevocable, royalty-free license in all countries of the world under HEADWAY's Licensed Patents:

               2.1.1. to import, make, have made, use, lease, sell, offer to sell and otherwise transfer Licensed Products and Licensed Combinations and to practice any method or process involved in the manufacture or use thereof; and
               2.1.2. to import, make. have made, use, offer to sell and have used Manufacturing Apparatus and to practice and have practiced any method or process involved in the manufacture or use thereof.

     2.2. In the event that neither HEADWAY nor any of its Subsidiaries has the right to grant a license under any particular HEADWAY Licensed Patent of the scope set forth above in this Section 2, then the license granted herein under said HEADWAY Licensed Patent shall be of the broadest scope which HEADWAY or any of its Subsidiaries has the right to grant within the scope set forth above.

     2.3. Subject to the provisions of Section 2.7, SEAGATE on behalf of itself and its Subsidiaries grants to HEADWAY a worldwide, fully paid-up, non- exclusive, non-transferable, irrevocable, royalty-free license in all countries of the world under SEAGATE's Licensed Patents:

               2.3.1. to import, make, have made, use, lease, sell, offer to sell and otherwise transfer Licensed Products and Licensed Combinations and to practice any method or process involved in the manufacture of use thereof; and
               2.3.2. to import, make, have made, use, offer to and have used Manufacturing Apparatus and to practice and have practiced any method or process involved in the manufacture or use thereof.

     2.4. In the event that neither SEAGATE nor any of its Subsidiaries has the right to grant a license under any particular SEAGATE Licensed Patent of the scope set forth above in this Section 2, then the license granted herein under said SEAGATE Licensed Patent shall be of the broadest scope which SEAGATE or any of its Subsidiaries has the right to grant within the scope set forth above.

     2.5. SEAGATE on behalf of itself and its Subsidiaries, hereby grants to the users of Licensed Products manufactured, leased, sold or otherwise transferred by HEADWAY or its sublicensed Subsidiaries within the scope of the licenses granted to HEADWAY under this Agreement, an immunity from suit under SEAGATE Licensed Patents for the use, sale, offer to sell, import or transfer of such Licensed Products or Licensed Combinations, and with respect to such claims of Licensed Patents for which the sale of such Licensed Product or Licensed Combination would constitute contributory infringement as defined in 35 U.S.C. (S) 27l(c) without regard to the clause reading "knowing the same to be especially made or especially adapted for use in an infringement of such patent;" provided, however, that such immunity
                                        --------  -------
          shall not extend to the combination of Licensed Products or Licensed Combinations with other apparatus which is not supplied by HEADWAY or its sublicensed Subsidiary.

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     2.6. HEADWAY hereby grants to the users of Licensed Products manufactured, leased, sold or otherwise transferred by SEAGATE or its sublicensed Subsidiaries within the scope of the licenses granted to SEAGATE under this Agreement, an immunity from suit under HEADWAY Licensed Patents for the use, sale or transfer of such Licensed Products or Licensed Combinations, and with respect to such claims of Licensed Patents for which the sale of such Licensed Product or Licensed Combination would constitute contributory infringement as defined in 35 U.S.C. (S) 271(c) without regard to the clause reading "knowing the same to be especially made or especially adapted for use in an infringement of such patent;" provided, however, that such immunity shall not extend
                        --------  -------
          to the combination of Licensed Products or Licensed Combinations with other apparatus which is not supplied by SEAGATE or its sublicensed Subsidiary.

     2.7. Each party hereto, on behalf of itself and its Subsidiaries, covenants not to sue for direct infringement customers of the other party who purchase Licensed Products or Licensed Combinations from such other party solely because of such customer's incorporation of Licensed Products or Licensed Combinations into combinations under circumstances wherein the sale of such Licensed Product or Licensed Combination for use in such combination would constitute contributory infringement of a Licensed Patent as defined in 35 U.S.C. (S) 271(c) without regard to the clause reading "knowing the same to be especially made or especially adapted for use in an infringement of such patent." Except as above provided in this Section 2.7, no license or immunity is granted by either party hereto with respect to the combination of Licensed Products with any other components, devices or assemblies that may be covered by Other Claims.

3. Extension Of License To Subsidiaries

     3.1. The licenses granted herein shall include the right of the parties hereto to sublicense their respective Subsidiaries and the right of such sublicensed Subsidiaries to sublicense other Subsidiaries. Each sublicensed Subsidiary shall be bound by the terms and conditions of this Agreement as if it were named herein in the place of the party with whom the sublicense originated. If a Subsidiary ceases to be a Subsidiary and holds any patents or patent applications under which a party hereto is licensed, such licenses will continue for the life of such patents or patent applications. Any sublicense granted to a Subsidiary shall terminate on the date such Subsidiary ceases to be a Subsidiary.

     3.2. In the event a sublicensed Subsidiary of one party hereto is an Operating Subsidiary (as hereinafter defined) at the time it ceases to be a Subsidiary, and, with the written approval of said one party, requests in writing, within one hundred and eighty (180) days after ceasing to be a Subsidiary, a license agreement with the other party hereto upon terms and conditions substantially identical with the terms and conditions of this Agreement (except as hereinafter provided) the other party hereto agrees that it will enter into such license agreement forthwith. An Operating Subsidiary shall be any Subsidiary of one party hereto which at the time it ceases to be a Subsidiary has all of the following:

               3.2.1.  a line of marketable products;
               3.2.2. patents or other intellectual property relating to the line of marketable products;

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               3.2.3.  tangible assets at least equivalent in value to the lesser of twenty-five million U.S. dollars ($25,000,000) or twenty percent (20%) of the total assets of the party of which it was formerly a Subsidiary; and
               3.2.4. at the time of entry into such license agreement, it is not a corporation, company or other entity who has either of the following owned or controlled by a third party:

                   3.2.4.1 more than fifty percent (50%) of its outstanding shares or securities (representing the right to vote for the election of directors or other managing authority); or
                   3.2.4.2 which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of its ownership interest representing the right to make the decisions for such corporation, company or other entity.

     3.3. Any such agreement with an Operating Subsidiary shall differ from this Agreement in the following respects:

               3.3.1.  this Section shall be omitted;
               3.3.2. the name of the Operating Subsidiary shall be substituted for the name of the party hereto of which it was formerly a Subsidiary; and
               3.3.3. in the event that such Operating Subsidiary is or becomes organized under the laws of a country different from that of the party hereto of which it was formerly a Subsidiary, the parties shall negotiate in good faith an appropriate adaptation of such license agreement to accord with customary local law and practice.

4.   Release

          4.1 Each party, on behalf of itself and its Subsidiaries that are Subsidiaries on the date hereof, hereby irrevocably releases the other party, its Subsidiaries that are Subsidiaries on the date hereof, and their respective customers, mediate and immediate from any and all claims of infringement of any of the Licensed Patents, which claims have been made or which might be made at any time, with respect to any apparatus which includes any product manufactured, used, leased, sold or otherwise transferred by or for the other party or its Subsidiaries before the date hereof, and with respect to any method practiced in the manufacture or use of such apparatus, to the extent that such apparatus or method would have been licensed or the subject of any immunity hereunder had it been manufactured, used, leased, sold or otherwise transferred or practiced after the date hereof.

5. Other License Rights

     5.1. It is recognized that the parties hereto or their respective Subsidiaries may now have or hereafter obtain, the right to grant licenses under one or more patents of any country, including utility models, design patents and registrations for type fonts (but not including any other design patents or registrations), issuing on patent applications entitled to an effective filing date prior to the fifth anniversary of the Closing Date, but that such grant or the exercise of

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          rights thereunder will result in payment of royalties or other consideration by GRANTOR or its Subsidiaries to third parties. Each party (as GRANTOR herein) agrees that, upon written request, it will grant to the other party to the extent and subject to the terms and conditions under which it then has the right to do so, a license of the broadest scope which GRANTOR has the right to grant at any time, but of no greater scope than the scope of the licenses granted herein with respect to, any such patent or patent application. Such license shall be granted under a separate agreement, upon payment of the same royalty or other consideration as that which GRANTOR or any of its Subsidiaries is obligated to pay to a third party because of the grant of such license or the exercise of rights thereunder.

     5.2. Upon written request by a party, the other party will inform the requesting party of those patents or patent applications coming within the scope of Section 5.1 at the time of such request.



6.   Term Of Agreement


     6.1. The term of this Agreement shall be from the date hereof until the expiration of the last to expire of the Licensed Patents.

     6.2. In the event that more than fifty percent (50%) of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) of one party hereto hereafter become owned or controlled, directly or indirectly, by a third party prior to fifth anniversary of the Closing Date, said one party shall promptly give notice of such acquisition to the other party. If said one party does not have outstanding shares or securities, such acquisition shall be deemed to occur if more than fifty percent (50%) of its ownership interest representing the right to make decisions for said party is acquired by said third party. All rights granted hereunder to said one party together with any sublicenses theretofore granted by said one party shall terminate on a termination date one hundred and eighty (180) days after the date of such acquisition.

     In the event of such acquisition.

               6.2.1.     all licenses and immunities granted herein to said
                    other party under any patents issuing on patent applications having an effective filing date subsequent to said termination date and under said patent applications shall terminate; and

               6.2.2.     said one party shall be entitled, upon request made
                    within one hundred and eighty (180) days after the date of such acquisition to a nontransferable, non-exclusive, royalty-free license under said other party's Licensed Patents (including the right to sublicense its Subsidiaries) to make, use, lease, offer to sell and otherwise transfer only products identical with those manufactured and marketed by said one party within the licenses granted in this Agreement prior to such acquisition.

7.  Warranty

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     7.1. Each party represents and warrants that it has the full right and power to grant the license and immunities set forth in Section 2 and that there are no outstanding agreements, assignments or encumbrances inconsistent with the provisions of said Section or with any other provision of this Agreement. Each party (as a GRANTOR) further represents and warrants that prior to the execution of this Agreement it has set forth on the Schedules hereto informed the other party of any patent originating from inventions made by employees of GRANTOR or its Subsidiaries, which patent is now owned by GRANTOR or its Subsidiaries and which patent, owing to prior arrangements with third parties, does not, or will not, qualify as a Licensed Patent, under which licenses are granted of the full scope set forth in Section 2. Neither party makes any other representations or warranties, express or implied, nor does either party assume any liability in respect of any infringement of patents or other rights of third parties owing to the other party's operation under the license-herein granted.

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8. Communications


     8.1. Any payment, notice or other communication required or permitted to be made or given to either party hereto pursuant to this Agreement shall be sent to such party by certified mail, postage prepaid, addressed to it at its address set forth below, or to such other address as it shall designate by written notice given to the other party, and shall be deemed to have been made or given on the date of mailing. The addresses are as follows:

               8.1.1.    For HEADWAY,
                         Tracy Scott
                         VP Engineering
                         Headway Technologies, Inc.
                         497 S. Hillview Drive
                         Milpitas, CA 95035


               8.1.2.    For SEAGATE,
                         Patent Counsel
                         Seagate Technology, Inc.
                         920 Disc Drive
                         Scotts Valley, CA 95066


9.   Assignments


     9.1. Neither party shall grant an exclusive license with respect to, or assign, any of its patents, or the applications therefor, which qualify as Licensed Patents, or any of its patents or the applications therefor or rights which are subject to the other party's rights pursuant to Section 5, unless such assignment is made subject to the terms and conditions of this Agreement. Subject to the provisions of
          Section 3, neither party shall assign any of its rights or privileges hereunder without the prior written consent of the other party. Any attempted assignment in derogation of the foregoing shall be void.

10.  Know-How And Trade Secrets

     10.1. No license or other right is granted herein to either party, directly or by implication, estoppel or otherwise, with respect to any trade secrets or know-how, and no such license or other right shall arise from the consummation of this Agreement or from any acts, statements or dealings leading to such consummation. Except as specifically provided herein, neither party is required hereunder to furnish or disclose to the other any technical or other information.

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11.  Applicable Law

     11.1. This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the law of the United States and the State of California.

12. Miscellaneous

     12.1. Nothing contained in this Agreement shall be construed as a warranty or representation by either party as to the validity or scope of any of its Licensed Patents and either party is free to contest in any proceeding said validity or scope.

     12.2. Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto (including any contraction, abbreviation or simulation of any of the foregoing); and each party hereto agrees not to use or refer to this Agreement or any provision thereof in any promotional activity associated with apparatus licensed hereunder, without the express written approval of the other party.

     12.3. Nothing contained in this Agreement shall be construed as conferring on either party any license or other right to copy the exterior design of the products of the other party.

     12.4. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, to or under copyrights or mask work or similar rights under any form of statutory protection now existing or hereafter enacted, in any country or countries, wherein the copying is a requisite of infringement under such form of protection.

     12.5. Nothing contained in this Agreement shall be construed as limiting the rights which the parties have outside the scope of the licenses granted hereunder, or restricting the right of either party or any of its Subsidiaries to make, have made, use, lease, sell or otherwise dispose of any particular product or products not herein licensed.

     12.6. Each party shall, upon request from the other party sufficiently identifying any patent or patent application, inform the other party as to the extent to which said patent or patent application is subject to the licenses and rights granted hereunder. If such licenses or rights under said patent or patent application are restricted in scope, copies of all pertinent provisions of any contract or other arrangement creating such restrictions shall, upon request, be furnished to the party making such request, unless such disclosure is prevented by such contract, and in that event a statement of the nature of such restriction will be provided.

     12.7. Neither of the parties hereto, nor any of their respective Subsidiaries shall be required hereunder to file any patent application, or to secure any patent or patent rights, or to maintain

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          any patent in force, or to provide copies of patent applications to the other party or its Subsidiaries, or to disclose any inventions described or claimed in such patent applications.

     12.8. Neither party shall have any obligation hereunder to institute any action or suit against third parties for infringement of any of its Licensed Patents or to defend any action or suit brought by a third party which challenges or concerns the validity of any of its Licensed Patents. In addition, neither party shall have any right to institute any action or suit against third parties for infringement of any of the other party's Licensed Patents. If, however, either party becomes aware of any infringement or threatened infringement of any Licensed Patent of the other party, such party shall promptly notify the other party."

     12.9. It is recognized that one party hereto may have granted to a third party licensing rights with respect to a patent or a patent application which would otherwise qualify as a Licensed Patent under this Agreement, such rights being subject to payment to the granting party of royalties or other consideration in respect of licenses extended by such third party to another. In any such event, the one party shall promptly repay or cause to be repaid to the other party hereto any royalties or other monetary consideration which the granting party receives or is entitled to receive from such third party as a result of such third party's extension to the other party of a license under the affected patent or patent application of or within the scope of the license granted under Section 2 of this Agreement.

     12.10. Licensed Products leased, sold or otherwise transferred by a party hereto or its sublicensed Subsidiary shall be considered to be licensed under any Licensed Patent which at any time covers such Licensed Products, notwithstanding that the Licensed Product has been re-leased, re-sold or re-transferred by any entity in the same or another country.

     12.11. Each party shall pay all taxes (including, without limitation, sales and value added taxes, but excluding income tax) imposed by the national government, including any political subdivision thereof, or any country in which said party is doing business, as the result of said party's furnishing consideration hereunder. In the event such a tax becomes payable as a result of a party's furnishing consideration in respect of a sublicense granted to any of its Subsidiaries pursuant to Section 3.1, said sublicensing party shall be responsible for determining the amount of and paying, or causing said sublicensed Subsidiary to pay, said tax.

     12.12. This Agreement will not be binding upon the parties until it has been signed hereinbelow by or on behalf of each party, in which event it shall be effective as of the date first above written. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed as aforesaid. This Agreement embodies the entire understanding of the parties with respect to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to the subject matter hereof other than as expressly provided herein.

     12.13. If any provision or provisions of this Agreement are found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of

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          the parties. If the intent of the parties cannot be preserved, this
          Agreement shall be either renegotiated or terminated.

     12.14. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     12.15 It is agreed by the parties that in any action between parties brought for the enforcement or interpretation of this Agreement, the prevailing party will be entitled to collect reasonable expert witness and attorneys' fees, and court costs from the other party, in addition to any other relief to which it may be entitled."

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly signed as of the date first above written.


                                         Headway Technologies, Inc.

Witness:                          By:  /s/ Ralph Patterson
                                     -------------------------------
                                         Ralph Patterson
                                         President and CEO
/s/ Elaine W. Leach
-----------------------
                                         SEAGATE TECHNOLOGY, INC.

Witness:                          By:  /s/ Alan F. Shugart
                                     ------------------------------
                                         Alan Shugart
                                         President, CEO and COO
/s/ Shellie Bailey
-----------------------

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